EXHIBIT 10.43

OPTION AND EMPLOYMENT AGREEMENT CORRECTION AGREEMENT

This Option and Employment Agreement Correction Agreement (the “Agreement”) is entered into this 14th day of January 2011, by and between KaChing KaChing, Inc., a Delaware corporation (the “Corporation”), and Mark Noffke (hereinafter, “Executive,” and together with the Company, the “Parties”).

WHEREAS, the Corporation previously entered into an employment agreement with Mark Noffke, dated as of April 22, 2010 (the “Employment Agreement”);

WHEREAS, in connection with the Employment Agreement, the Corporation’s Board of Directors (the “Board”) authorized the grant to Executive of 433,333 restricted shares Common Stock (the “Stock Award”);

WHEREAS, due to an administrative error, in July 2010, the Board erroneously authorized the grant of options to purchase 433,333 shares to Executive at an exercise price of  $0.30 (collectively, the “Options”), without considering the Stock Award, and authorized an amendment to the Employment Agreement to reflect the grant of such options (the “Amendment”);

WHEREAS, the Board has discovered the error and desires to clarify that the awards granted to Executive is the Stock Award and not the Options authorized for grant by the Board in July 2010.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Cancellation of Option/Termination of Amendment.  The Parties hereby agree and acknowledge that the Options granted by the Corporation to Executive are null and void and of no further effect, including, without limitation, any instruments evidencing such grant of Options.  In addition, the Parties hereby agree and acknowledge that the Amendment is null and void and of no further effect, and the governing document with respect to the Corporation’s grant of equity awards to Executive on April 22, 2010 is the Employment Agreement.

2.           Acknowledgement of Stock Award.  The Parties hereby agree, acknowledge and confirm the Corporation’s grant of the Stock Award to Executive as provided in Employment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
“CORPORATION”	KACHING KACHING, INC., a Delaware corporation

	By:	/s/ ROBERT MCNULTY
	Name:	Robert McNulty
	Title:	Chief Executive Officer

“EXECUTIVE”		/s/ MARK NOFFKE
Mark Noffke